UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

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SLM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Continental Drive Newark, Delaware		19713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Agreement of Mr. Steven J. McGarry, Chief Financial Officer

On March 2, 2023, SLM Corporation (the “Company”) entered into a retention agreement with Steven J. McGarry, the Company’s Executive Vice President and Chief Financial Officer (the “Retention Agreement”).  Pursuant to the Retention Agreement, Mr. McGarry will remain an employee of the Company and continue to serve as the Company’s Chief Financial Officer through February 29, 2024 (the “Effective Date”).  During this time, he will assist with the selection of the next Chief Financial Officer and facilitate the orderly transition of the role to his successor.  Mr. McGarry will retire as Chief Financial Officer and resign as an employee of the Company on the Effective Date.

Effective as of March 1, 2023, Mr. McGarry’s annual base salary was increased to $700,000.  Mr. McGarry’s target bonus percentage under the Company’s annual incentive plan (“AIP”) and the determination of the target amounts under the Company’s long-term incentive plans (“LTIP”) will remain the same. If Mr. McGarry remains employed by the Company through the Effective Date, he will receive a cash retention bonus of $1.75 million (the “Retention Bonus”); provided that such Retention Bonus will also be subject to a determination by the Company’s Compensation Committee that Mr. McGarry has (i) adequately performed his duties to the Company during his tenure, (ii) satisfactorily participated in the development of his successor as chief financial officer of the Company and (iii) reasonably assisted in the transition of his duties and responsibilities to such successor. The payment of the Retention Bonus is also subject to Mr. McGarry’s execution and nonrevocation of a release of claims (the “Release”) in connection with his execution of the Retention Agreement, his reaffirmation of such Release of claims on or immediately following the Effective Date, and his continued compliance with any restrictive covenants, including those set forth in the Release. Mr. McGarry further agreed that, upon his resignation on the Effective Date, he would not be entitled to any payments or benefits, including any severance under the Company’s Amended and Restated Executive Severance Plan for Senior Officers, effective as of April 1, 2023 (the “Severance Plan”). In the event that Mr. McGarry experiences a termination of employment by the Company other than a Termination of Employment For Cause (as such term is defined in the Severance Plan), then Mr. McGarry will be entitled to payment of the Retention Bonus.

A copy of the press release announcing Mr. McGarry’s retention agreement is furnished with this Form 8-K as Exhibit 99.1.  The press release at Exhibit 99.1 and incorporated by reference herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

The foregoing description of the Retention Agreement is qualified in its entirety by the text of the Retention Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2023.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit Number	Description

99.1*	Press Release, dated March 3, 2023

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 3, 2023		SLM Corporation

		By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Executive Vice President and Chief Legal, Government Affairs & Communications Officer